UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 25, 2006

TRESTLE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	0-23000	95-4217605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1328 W. Balboa Blvd. Suite C Newport Beach, California	92661
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 673-1907

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 25, 2006, the Company entered into an agreement with Eric Stoppenhagen to provide consulting services and serve as Interim President and Secretary for six months. Mr. Stoppenhagen will be paid $15,000 for the first month, $12,500 for the second month and $10,000 for every month thereafter. A copy of the consulting agreement is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02. - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On September 25, 2006, Maurizio Vecchione and Dr. Michael Becich resigned from the Board of Directors for personal reasons and not because of any disagreement with the Company. A copy of the Mr. Vecchione’s resignation is attached to this Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Additionally, on September 25, 2006, Maurizio Vecchione and Barry Hall resigned as officers of the Company.

Concurrently, the Board appointed Eric Stoppenhagen to serve as Interim President and Secretary. On September 25, 2006, the Company entered into an agreement with Eric Stoppenhagen to provide consulting services and serve as Interim President and Secretary for six months. Mr. Stoppenhagen will be paid $15,000 for the first month, $12,500 for the second month and $10,000 for every month thereafter. A copy of the consulting agreement is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference. From June 2003 to September 2006, Mr. Stoppenhagen served as Vice President of Finance for Trestle Acquisition Corp. From 2001 to 2002, he served as Director of Finance for Stromberg Consulting Inc., a change management consulting firm.

Item 9.01. - FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements.

Not applicable.

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

99.1	Consulting Agreement
99.2	Mr. Vecchione’s resignation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trestle Holdings, Inc.

Date: September 28, 2006	By:	/s/ ERIC STOPPENHAGEN
Eric Stoppenhagen
Title: Interim President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Consulting Agreement
99.2	Mr. Vecchione’s resignation